Chile Energy Holdings L.L.C.
                               Statement of Income
                 For the Twelve Months Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)

      Dividend Income                               $ 598

      Expenses                                        326

      Other Income (Deductions)                       231
                                                    ------
      Net Income Before Tax                           503

      Income Tax Expense                              175

      Net Income                                    $ 328
                                                    ======